Exhibit 10.17

THIRD AMENDMENT TO

SUPPLY AND DISTRIBUTION AGREEMENT

This Third Amendment modifies the Supply and Distribution Agreement by and between Kadmon Pharmaceuticals, LLC, a Pennsylvania Limited Liability Company (“KADMON”), with its principal place of business at 119 Commonwealth Drive, Warrendale, PA 15086 and Camber Pharmaceuticals, Inc., a Delaware company (“CAMBER”), with its principal place of business at 1031 Centennial Avenue, Piscataway, NJ 08854, effective as of February 23, 2016 and amended on May 20, 2016 and August 23, 2016 (collectively, the “Agreement”).  Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Agreement.

RECITALS

WHEREAS, KADMON and CAMBER previously entered into the Agreement for the purposes of marketing, selling and distributing the Products in the Territory and now wish to extend the term of the Agreement.

NOW, THEREFORE, in consideration of the representations, warranties and covenants set forth herein, the Parties agree to amend the Agreement as follows:

1.	This Amendment shall become effective on the date it is fully executed by both parties.

2.

Section 9.1 is hereby amended to extend the Initial Term of the Agreement by an additional twelve (12) months from the date of the end of the Initial Term, unless earlier terminated in accordance with Section 9.2 of the Agreement or otherwise mutually agreed in writing by the Parties.

3.

To the extent not otherwise changed or affected by this Amendment, both Parties agree that all terms, conditions, provisions and/or covenants included in the original Agreement will continue to have the same force and effect intended.

IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be executed by their duly authorized officers.

KADMON PHARMACEUTICALS, LLC	CAMBER PHARMACEUTICALS, INC.
By:________________________________ Name: Haya Taitel Date: February 9, 2017	By:________________________________ Name: Date: